UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2016

21st CENTURY ONCOLOGY HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812 (Commission File Number) 2270 Colonial Boulevard Fort Myers, Florida (Address of Principal Executive Offices)	26-1747745 (I.R.S. Employer Identification No.) 33907 (Zip Code)

(239) 931-7254
(Registrant’s Telephone Number, including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

As previously disclosed, on December 6, 2016, 21st Century Oncology Holdings, Inc. (“we,” “our,” “us” or the “Company”), 21st Century Oncology, Inc. (“21C”), a subsidiary of the Company, and certain of the Company’s other subsidiaries entered into an Indenture Forbearance Agreement and Credit Agreement Forbearance Agreement (collectively, the “Forbearance Agreements”) with certain of 21C’s noteholders and lenders, respectively. The Forbearance Agreements required, among other things, that 21C enter into a transaction support agreement with its noteholders and lenders (as applicable) no later than December 15, 2016 (the “TSA Deadline”).

Effective as of December 15, 2016, we entered into amendments to the Forbearance Agreements (the “Amendments”) to, among other things, amend the TSA Deadline to January 4, 2017. The Amendments also require us to furnish certain operating and financial data and analysis to the parties to the Forbearance Agreements by the deadlines specified therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21st CENTURY ONCOLOGY HOLDINGS, INC.

Date: December 16, 2016	By:	/s/ LeAnne M. Stewart
Name: LeAnne M. Stewart
Title: Chief Financial Officer